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                                                              EXHIBIT 10.1(i)(i)

     DATED 13th April 1995




     (1)VARITY CORPORATION
     as Guarantor



     (2)  LLOYDS BANK PLC







GUARANTEE


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CAMERON MARKBY HEWITT
Sceptre Court
40 Tower Hill
London  EC3N 4BB

Tel:   071-702 2345
Fax:   071-702 2303
Telex: 925779

(Ref: JJC/X2244/7102)
(Doc Id: 1317R/(R.4-5))

THIS GUARANTEE is made the 13th day of April 1995 BETWEEN:

(1)VARITY CORPORATION a corporation incorporated under the laws of the State of Delaware with its principal office at 672 Delaware Avenue, Buffalo, New York 14209, USA (the "Guarantor"); and

(2)LLOYDS BANK PLC whose registered office is at 71 Lombard Street London EC3P 3BS (the "Bank").


RECITALS:

(A)Perkins Group Limited and those companies listed in Annex 1 to the Facility Agreement (as defined below) (together referred to as "the Companies" and individually a "Company") and the Bank, are party to the Facility Agreement dated the date hereof pursuant to the terms of which the Bank has agreed to make available to the Companies certain facilities as are more particularly described therein.

(B)It is a condition precedent under the Facility Agreement that the Guarantor provide a guarantee in the form set out hereunder.


NOW THIS DEED OF GUARANTEE WITNESSETH as follows:

1.Interpretation

1.1Terms defined or to which an interpretation is ascribed in the Facility Agreement shall, unless otherwise defined herein, bear the same meaning herein (including in the Recitals hereto).

1.2In this guarantee:

"Guaranteed Obligations"means, in respect of the Companies: all monies and liabilities (whether certain or contingent) which now are due or hereafter may be or become due and owing by the Companies or any of them in any capacity to the Bank under or pursuant to the Facility Documents and all other liabilities, actual or contingent, now existing or hereafter incurred by any of the Companies in any capacity under or pursuant to the Facility Documents;

"Facility Agreement"means an amended and re-stated facility letter dated the 13th day of April 1995 (being an amendment and re-statement of a facility letter dated 30th September 1993 addressed by the Bank to Perkins Group Limited (or if that agreement is varied, amended, supplemented or novated, that agreement as from time to time so varied, amended, supplemented or novated and any document which varies, amends, supplements, novates, extends, replaces or supercedes the facility agreement);

"Facility Documents"means the Facility Agreement, the Security Documents and any other agreement, deed, notice or certificate entered into or given by a Company or Companies at any time pursuant to the terms of the Facility Agreement or the Security Documents;

"Original Financial Statements" means the audited consolidated financial statements of the Guarantor for its financial year ended 31st January 1994;

"SEC"means the Securities and Exchange Commission;

"Security Documents"means the Guarantee (as defined in the Facility Agreement) and any and all other documents from time to time creating, evidencing or entered into as security for, or guaranteeing the obligations of any Company under the Facility Agreement or the Guarantee (as therein defined) and any document entered into pursuant to the Facility Agreement or the Guarantee (as therein defined), including without limitation any notices of assignments and acknowledgements thereof.

1.3Any reference in this guarantee to a "U.S. business day" shall be constituted as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in New York.


2.Guarantee

The Guarantor hereby unconditionally and irrevocably:

(a)guarantees to the Bank the due and punctual observance and performance of all the Guaranteed Obligations and, but without prejudice to the generality of the foregoing, agrees unconditionally to pay to the Bank from time to time on demand by the Bank any and every sum or sums of money which any or all of the Companies shall be liable at any time to pay to the Bank at the time such demand is made and which have not been so paid by such Company or Companies;

and

(b)agrees, as a primary obligation, from time to time on demand by the Bank to
(i) indemnify and hold harmless the Bank for and against any loss incurred by the Bank and (ii) to pay to the Bank the amount of any loss suffered or incurred by the Bank as a result of any of the obligations of any of the Guaranteed Obligations being or becoming void, voidable, unenforceable or ineffective as against any of the Companies for any reason whatsoever, whether or not known to the Bank or to any other person, the amount of such loss being the amount which the Bank would otherwise have been entitled to recover from such Company.


3.Preservation of Rights

3.1The obligations of the Guarantor herein contained shall be in addition to and independent of every other security which the Bank may at any time hold in respect of any of the Guaranteed Obligations.

3.2The obligations of the Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever, and in particular but without limitation, shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the Guaranteed Obligations and shall continue in full force and effect until final payment in full of all amounts owing by each Company to the Bank and total satisfaction of all the Companies actual and contingent obligations to the Bank.

3.3Neither the obligations of the Guarantor herein contained nor the rights, powers and remedies conferred in respect of the Guarantor upon the Bank by this guarantee or by law shall be discharged, impaired or otherwise affected by:

(a)the winding-up, dissolution, administration or re-organisation of any Company or any other person or any change in its status, function, control or ownership;

(b)any of the obligations of any Company to the Bank being or becoming illegal, invalid, unenforceable or ineffective in any respect at any time;

(c)time or other indulgence being granted or agreed to be granted to any Company or any other person in respect of its obligations to the Bank at any time;

(d)any amendment to, or any variation, waiver or release of, any obligation of any Company at any time;

(e)any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of any Company's or any other person's obligations to the Bank at any time;

(f)any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of any Company's or, any other person's obligations to the Bank at any time; or

(g)any other act, event or omission which, but for this Clause 3.3, might operate to discharge, impair or otherwise affect any of the obligations of the Guarantor herein contained or any of the rights, powers or remedies conferred upon the Bank.

3.4Any settlement or discharge between the Guarantor and the Bank shall be conditional upon no security or payment to the Bank by any Company or any other person on behalf of any Company, being avoided or reduced by virtue of any provisions or enactments relating to bankrupcty, insolvency, liquidation or similar laws of general application for the time being in force and, if any such security or payment is so avoided or reduced, the Bank shall be entitled to recover the value or amount of such security or payment from the Guarantor subsequently as if such settlement or discharge had not occurred.


4.Conditions of Enforcement

4.1The Bank shall not be obliged before exercising any of the rights, powers or remedies conferred upon it by this guarantee or by law:

(a)to make any demand of any Company;
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(b)to take any action or obtain judgment in any court against any Company;

(c)to make or file any claim or proof in a winding-up or dissolution of any Company; or

(d)to enforce or seek to enforce any other security taken in respect of any of the obligations of any Company hereunder.


5.Non-Competition

The Guarantor agrees that, so long as any amounts are or may be owed by any Company to the Bank or any Company is under any actual or contingent obligation to the Bank, the Guarantor shall not exercise any rights which it may at any time have by reason of performance by it of its obligations hereunder:

(a)to be indemnified by any Company; and/or

(b)to claim any contribution from any other guarantor of the Guaranteed Obligations; and/or

(c)to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Bank against any Company or of any other security taken pursuant to, or in connection with, any of the Guaranteed Obligations by the Bank.


6.Certificates

A certificate of the Bank of the amount at any time due and payable from the Companies or any of them to the Bank or the amount which, but for any obligations of the Companies or any of them to the Bank being or becoming void, voidable, unenforceable or ineffective, at any time would have been due and payable from the Companies to the Bank shall be prima facie evidence in any legal action or proceeding arising out of or in connection herewith.


7.Representations

7.1The Guarantor represents that subject to any qualification in any legal opinion delivered pursuant to Clause 9(a)(vi) of the Facility Agreement:

(a)it is a corporation duly organised under the laws of its jurisdiction of incorporation with power to enter into this guarantee and to exercise its rights and perform its obligations hereunder and all corporate and other action required to authorise its execution of this guarantee and its performance of its obligations hereunder has been duly taken;

(b)under the laws of its jurisdiction of incorporation in force at the date hereof, it will not be required to make any deduction or withholding from any payment it may make hereunder;

(c)under the laws of its jurisdiction of incorporation in force at the date hereof, the claims of the Bank under this guarantee will rank at least pari passu with the claims of any unsecured creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other laws of general application;

(d)in any proceedings taken in its jurisdiction of incorporation in relation to this guarantee, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process;

(e)all acts, conditions and things required to be done, fulfilled and performed in order (i) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in this guarantee and, (ii) to ensure that the obligations expressed to be assumed by it in this guarantee are legal, valid and binding;

(f)under the laws of its jurisdiction of incorporation in force at the date hereof, it is not necessary that this guarantee be filed, recorded or enrolled with any court or other authority in such jurisdiction other than as may be required by the SEC (or similar state authority) or that any registration or similar tax be paid in or in relation to this guarantee; and

(g)the obligations expressed to be assumed by it in this guarantee are legal and valid obligations binding on it in accordance with the terms thereof.

7.2The Guarantor further represents that:

(a)it has not taken corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against it for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues (including any equivalent or analogous proceedings under the law of the jurisdiction in which it is incorporated or carries on business) other than such steps or proceedings which
(i) have been notified to the Bank prior to making this representation (ii) are being contested in good faith or (iii) are frivolous or vexatious;

(b)it is not in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which would be reasonably likely to have a material adverse effect on its business or financial condition;

(c)other than as disclosed to the Bank prior to making this representation, no action or administrative proceeding of or before any court or agency which would be reasonably likely to have a material adverse effect on its business or financial condition has been started or to the best of its knowledge threatened;

(d)its Original Financial Statements were prepared in accordance with accounting principles generally accepted in the United States and consistently applied and give (in conjunction with the notes thereto) a true and fair view of its financial condition at the date as of which they were prepared and the results of its operations during the financial year then ended;

(e)since publication of its Original Financial Statements there has been no material adverse change in its business or financial condition;

(f)as at the date of which its Original Financial Statements were prepared, it had no material losses or liabilities (contingent or otherwise) which were not disclosed thereby (or by the notes thereto) or reserved against therein nor were there at that date any unrealised or anticipated losses arising from commitments entered into by it which were not so disclosed or reserved against;

(g)all information supplied by it in connection herewith, and by Varity Europe Limited in connection with the Facility Agreement, was true, complete and accurate in all material respects as at the date on which it was provided by and the Guarantor is not aware of any material facts or circumstances which would cause such information to be misleading to the Bank;

(h)its execution of this guarantee and its exercise of its rights and performance of its obligations hereunder will not result in the existence of nor oblige it to create any encumbrance over all or any of its present or future revenues or assets;

(i)its execution of this guarantee and its exercise of its rights and performance of its obligations hereunder do not and will not:

(i)conflict with any material agreement, mortgage, bond or other instrument or treaty to which it is a party or which is beinding upon it or any of its assets;

(ii)conflict with its constitutive documents and rules and regulations; or

(iii)conflict with any applicable law, regulation or official or judicial order;

(j)its execution of this guarantee and its exercise of its rights and performance of its obligations hereunder will constitute, private and commercial acts done and performed for private and commercial purposes; and

(k)Perkins Group Limited is under the control (as that term is construed for the purposes of the Facility Agreement) of the Guarantor.


8.Financial Information

8.1The Guarantor shall:

(a)as soon as the same become available, but in any event within 150 days after the end of each of its financial years, deliver to the Bank its financial statements for such financial year including a copy of the completed form 10-K delivered by it to the SEC for such financial year;

(b)no later than:

(i)45 days after the end of each of its financial quarters, deliver to the Bank its financial statements for such period;

(ii)60 days after the end of its financial quarter, deliver to the Bank a copy of the completed form 10-Q delivered by it to the SEC for such financial quarter;

(c)from time to time on the request of the Bank, furnish the Bank with such information about the business and financial condition of itself as the Bank may reasonably require.

8.2The Guarantor shall ensure that:

(a)each set of financial statements delivered by it pursuant to Clause 8.1 is prepared in accordance with accounting principles generally accepted in the United States from time to time and consistently applied;

(b)each set of unaudited financial statements delivered by it pursuant to Clause 8.1(b)(i) is certified by one of its duly authorised officers as giving a true and fair view of its financial condition as at the end of the period to which those financial statements relate and of the results of its operations during such period; and

(c)each set of financial statement delivered by it pursuant to Clause 8.1(a) has been audited by auditors of international repute reasonably acceptable to the Bank, it being agreed that as at the date hereof the Guarantor's current auditors are acceptable.


9.Covenants

9.1The Guarantor shall:

(a)obtain, comply in all material respects with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws and regulations of its jurisdiction of incorporation to enable it lawfully to enter into and perform its obligations under this guarantee or to ensure the legality, validity or enforceability in its jurisdiction of incorporation of this guarantee; and

(b)promptly inform the Bank of the occurrence of any Event of Default which relates to this guarantee or arises as a result of any of the acts or omissions of the Guarantor;

(c)ensure that at all times the claims of the Bank against it under this guarantee rank at least pari passu with the claims of any unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other laws of general application.


10.Payment Free of Deduction

All payments to be made to the Bank under this guarantee shall be made free and clear of and without deduction for or on account of Tax (not being a tax imposed upon the net income of the Bank or any of its branches) unless the Guarantor is required to make such payment subject to the deduction or withholding of Tax, in which case the sum payable by the Guarantor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the person on account of whose liability to Tax such deduction or withholding has been made receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.


11.Payments

11.1All payments by the Guarantor under or pursuant to this guarantee shall be made to the Bank in the currency in which the relevant part of the Guaranteed Obligations is denominated or, if different, is payable and in such funds to such account with such bank by such time and in such other manner as the Bank may direct from time to time.

11.2Subject to the provision of Clause 10, all payments under or pursuant to this guarantee shall be made without set-off or counterclaim.


12.Currency

If any sum due from the Guarantor under this guarantee or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency"), for the purposes of (i) making or filing a claim or proof against the Guarantor, (ii) obtaining an order or judgment in any court or other tribunal, (iii) enforcing any order or judgment given or made in relation hereto or (iv) applying the same in satisfaction of any of the Guaranteed Obligations, the Guarantor shall as a separate and independent obligation, on demand of the Bank, indemnify and hold harmless each of the persons to whom such sum is due from and against any loss suffered as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which such person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction in whole or in part, of such order, judgment, claim or proof or for application in satisfaction of the Guaranteed Obligations.


13.The Bank's Discretion

Any liability or power which may be exercised or any determination which may be made hereunder by the Bank may be exercised or made in its absolute and unfettered discretion without any obligation to give reasons therefor.


14.Provisions Severable

Each of the provisions contained in this guarantee shall be severable and distinct from one another and if any one or more of such provisions is now or hereafter becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining such provisions shall not in any way be affected, prejudiced or impaired thereby.


15.Counterparts

This guarantee may be executed in any number of counterparts, all of which when taken together and delivered to the Bank shall constitute one and the same instrument.


16.Notices

16.1Each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by facsimile (followed by a confirmation copy to be sent by post within one week thereafter) or letter.

16.2Any communication or document to be made or delivered by one person to another pursuant to this guarantee shall (unless that other person has by fifteen days' written notice to the Bank another address or facsimile number) be made or delivered to that other person at the address or telex or facsimile number identified with its execution below and, in the case of any communication made by facsimile shall be deemed to have been made or delivered on receipt (if received during business hours on a U.S. business day or on the next succeeding U.S. Business day, if received out of business hours) and in such case may be relied or acted upon immediately notwithstanding the provisions of Clause 16.1) or (in the case of any communication made by letter) when left at that address or (as the case may be) ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address; Provided Always that any communication or document to be made or delivered shall be effective only if the same is expressly marked for the attention of the department or officer identified with either the Bank's or the Guarantor's signature below (or such other department or officer as the Bank or the Guarantor shall from time to time specify in writing for this purpose).


17.Benefit of Guarantee

17.1The Bank shall have a full and unfettered right to assign the whole or any part of the benefit of this guarantee and the words the "Bank" and the "Bank's" and the expressions "it" and "its" (used in the context of the Bank) wherever used herein shall be deemed to include the Bank's assignees and other successors, whether immediate or derivative who shall be entitled to enforce and proceed upon this guarantee in the same manner as if named herein. The Bank shall be entitled to impart any information it considers appropriate concerning the Guarantor to any actual or potential assignee of the Bank or to any person who may otherwise enter into contactual relations with the Bank in relation to this guarantee Provided that no information (other than the terms of the Facility Agreement, the Security Documents and any publicly available information) shall be disclosed without the prior consent of the Guarantor such consent not to be unreasonably withheld or delayed.

17.2The Guarantor may not assign or transfer all or any part of its rights, benefits or obligations under this guarantee.


18.Law

This guarantee shall be governed by, and construed in accordance with, English law.

19.Jurisdiction

19.1The Guarantor irrevocably agrees for the benefit of the Bank that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this guarantee and, for such purposes, irrevocably submits to the jurisdiction of such courts.

19.2The Guarantor irrevocably agrees for the benefit of the Bank that the courts of the United States of America in the borough of Manhatten in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this guarantee and, for such purposes, irrevocably admits to the jurisdiction of such courts.

19.3The Guarantor irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 19.1 and 19.2 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this guarantee and agrees not to claim that any such court is not a convenient or appropriate forum.


19.4The Guarantor agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in England, to the registered office of Perkins Group Limited or its principal place of business for the time being. If the appointment of the person mentioned in this Clause 19.4 ceases to be effective, the Guarantor shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Bank shall be entitled to appoint such a person by notice to the Guarantor. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

19.5The submission to the jurisdiction of the courts referred to in Clause 19.1 and 19.2 shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against the Guarantor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

20.Delivery

This guarantee is intended to be and is hereby delivered on the date first above-written.


IN WITNESS whereof the Guarantor has caused this guarantee to be signed by its duly authorised officers under its corporate seal this 13th day of April, 1995.


VARITY CORPORATION


By: /s/ F.J. Chapman


By:



SEAL



ATTESTED BY: